UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Fulbright Tower, 1301 McKinney Street, Suite 2300

Houston, TX 77010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 22, 2018, MRC Global Inc. (the “Company”) entered into a Refinancing Amendment No. 2 (the “Term Loan Amendment”) relating to the Term Loan Credit Agreement, dated as of November 9, 2012 (as amended, including by the Term Loan Amendment, the “Term Loan Agreement”), by and among the Company, MRC Global (US) Inc., as the borrower, the other subsidiaries of the Company from time to time party thereto as guarantors, the several lenders from time to time party thereto, JP Morgan Chase Bank, N.A., as administrative agent, and U.S. Bank National Association, as collateral trustee.

Pursuant to the Term Loan Amendment, the Company and the other parties thereto agreed to reduce the interest rate margin applicable to term loans, in the case of loans incurring interest based on the base rate, from 250 basis points to 200 basis points, and in the case of loans incurring interest based on LIBOR, from 350 basis points to 300 basis points. The parties to the Term Loan Amendment also agreed to reduce the base rate ‘floor’ from 2.00% to 1.00% and to reduce the LIBOR ‘floor’ from 1.00% to 0.00%.

The parties also reset the prepayment premium applicable to voluntary prepayments of the term loans such that repayments made in connection with certain re-pricing transactions will be subject to a 1% premium if made during the first six-months following the date of the Term Loan Amendment.

Except as described above, the terms of the Term Loan Agreement, which are more fully described in the Company’s Current Report on Form 8-K filed on September 26, 2017, generally were not modified pursuant to the Term Loan Amendment.

For a complete description of the terms of the Term Loan Amendment and the terms of the Term Loan Agreement, see the Refinancing Amendment No. 2, dated May 22, 2018, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this item 1.01.

The Company expects to record an after-tax charge of approximately $1 million in the fiscal quarter ending on June 30, 2018 related to the Term Loan Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 above and is incorporated by reference.

Item 8.01	Other Events.

On May 22, 2018, the Company issued a press release announcing the closing of the Term Loan Amendment.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

10.1	Refinancing Amendment No. 2, dated May 22, 2018, among MRC Global (US) Inc., as borrower, MRC Global Inc., as a guarantor, each other subsidiary guarantor party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent.

99.1	Press release dated May 22, 2018.

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Refinancing Amendment No. 2, dated May 22, 2018, among MRC Global (US) Inc., as borrower, MRC Global Inc., as a guarantor, each other subsidiary guarantor party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent.

99.1	Press Release, dated May 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2018

MRC GLOBAL INC.

By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President – Corporate Affairs,
General Counsel and Corporate Secretary